UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 25, 2015

POWELL INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Road Houston, Texas	77075-1180
(Address of Principal Executive Offices)	(Zip Code)

(713) 944-6900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Powell Industries, Inc. (the “Company”) held on February 25, 2015 (the “Annual Meeting”), the Company’s stockholders: (i) re-elected Scott E. Rozzell, Robert C. Tranchon and John D. White as directors of the Company with terms ending in 2018 and (ii) approved, on an advisory basis, the Company’s “say-on-pay” proposal relating to the compensation paid to the Company’s executives and the related compensation discussion and analysis contained in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 7, 2015. The other directors continuing in office are Joseph L. Becherer, Michael A. Lucas, Thomas W. Powell, Eugene L. Butler, Christopher E. Cragg and Bonnie V. Hancock.

The following describes the results of the voting at the Annual Meeting:

Proposal No. 1: Election of directors

Nominee	Votes Cast For	Votes Cast Against	Votes Withheld	Abstentions	Non-Votes
Scott E. Rozzell	10,376,364	—	115,537	—	—
Robert C. Tranchon	9,421,906	—	1,069,995	—	—
John D. White	10,372,126	—	119,775	—	—

Proposal No. 2: “Say-on-Pay” advisory vote

FOR	9,586,990	AGAINST	900,255	ABSTAIN	4,656

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWELL INDUSTRIES, INC.

Date: March 2, 2015

	By:	/s/ Don R. Madison
Don R. Madison
Executive Vice President
Chief Financial and Administrative Officer
(Principal Financial Officer)

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